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                                                                      EXHIBIT 11

                               IMNET SYSTEMS, INC.
                        COMPUTATION OF PER SHARE EARNINGS

The following computations set forth the calculations of basic and diluted earnings per share for the three and nine month periods ended March 31, 1998 and 1997.

                                                                  THREE MONTHS ENDED MARCH 31,
                                                            1998                               1997
                                               ------------------------------     ------------------------------
                                                   BASIC           DILUTED           BASIC           DILUTED
                                                  EARNINGS         EARNINGS         EARNINGS         EARNINGS
                                                 PER SHARE        PER SHARE         PER SHARE        PER SHARE
                                               -------------    -------------     -------------    -------------
Net income (loss) ..........................   $ (1,499,503)    $ (1,499,503)     $   1,375,984    $   1,375,984
                                               ============     ============      =============    =============

Weighted average outstanding common
  shares ...................................      9,774,572        9,774,572          9,619,378        9,619,378

Increase due to assumed issuance of shares
  related to outstanding stock options using
  the treasury stock method ................             --               --                 --          598,818
                                               ------------     ------------      -------------    -------------

Adjusted weighted average outstanding
  common shares and common share
  equivalents ..............................      9,774,572        9,774,572          9,619,378       10,218,196
                                               ============     ============      =============    =============

Net income(loss) per common share and
common share equivalent ....................   $      (0.15)    $      (0.15)     $        0.14    $        0.13
                                               ============     ============      =============    =============


                                                                  NINE MONTHS ENDED MARCH 31,
                                                            1998                               1997
                                               ------------------------------     ------------------------------
                                                   BASIC           DILUTED           BASIC           DILUTED
                                                  EARNINGS         EARNINGS         EARNINGS         EARNINGS
                                                 PER SHARE        PER SHARE         PER SHARE        PER SHARE
                                               -------------    -------------     -------------    -------------
Net income (loss) ..........................   $ (3,166,280)    $ (3,166,280)     $   3,716,691    $   3,716,691
                                               ============     ============      =============    =============

Weighted average outstanding common
  shares ...................................      9,763,967        9,763,967          9,604,202        9,604,202

Increase due to assumed issuance of shares
  related to outstanding stock options using
  the treasury stock method ................             --               --                 --          454,057
                                               ------------     ------------      -------------    -------------

Adjusted weighted average outstanding
  common shares and common share
  equivalents ..............................      9,763,967        9,763,967          9,604,202       10,058,259
                                               ============     ============      =============    =============

Net income (loss) per common share and
common share equivalent ....................   $      (0.32)    $      (0.32)     $        0.39    $        0.37
                                               ============     ============      =============    =============






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